UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2004

WESTCORP

(Exact Name of Registrant as Specified in Charter)

California	33-13646	51-0308535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 – Westcorp Press Release dated January 21, 2004

Item 9. Regulation FD Disclosure.

The following disclosure information is being furnished under Item 9- Regulation FD Disclosure of Form 8-K pursuant to Rule 101(e)(1) of Regulation FD:

On January 22, 2004, Westcorp held a conference call with its subsidiary company WFS Financial Inc. In this conference call, earnings guidance was provided as follows:

“We expect to originate around $6.8 billion in automobile contracts, a 15% growth rate for 2004. As we look at asset quality, we expect to continue to experience improving trends with our chargeoff experience to be under 2.5% for all of 2004.

We expect to continue to lower our interest costs by focusing on low cost deposits in our community banking operations. We expect to open three new community-banking offices this year.

We are updating our 2004 earning guidance to $183 million or $3.50 per share at Westcorp. At WFS Financial, we expect earnings to be around $152 million or $3.70 per share.”

This Regulation FD information is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Act.

Item 12. Results of Operations and Financial Condition.

On January 21, 2004, Westcorp issued a press release announcing its results of operations for the quarter and year ended December 31, 2003. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCORP,
a California corporation

January 22, 2004	By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Senior Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Westcorp Press Release dated January 21, 2004